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                                                                    EXHIBIT 10.3


                                                                   JACK L. WOODS


                              CONSULTING AGREEMENT

         This Consulting Agreement (this "Agreement") is made as of May 1, 1997, by and between Toreador Royalty Company, a Delaware corporation (the "Company"), and Jack L. Woods (the "Consultant").

         WHEREAS, the Company desires to enter into a separate agreement to retain the services of the Consultant on a current basis, and the Consultant desires to perform such services for the Company, subject to and upon the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual terms and conditions hereto, the Company and the Consultant agree as follows:

         1. Employment and Duties. The Company agrees to retain the services of the Consultant to perform such consulting and advisory services regarding the operations of the Company as the Company shall request from time to time during the term of this Agreement. The Consultant shall make himself available to consult with the directors, officers, employees and other consultants of the Company at reasonable times, concerning geological and geophysical matters and, in general, any other issue concerning the business affairs of the Company on which the Consultant's expertise may bear.

         2. Amount of Service. It is anticipated that the Consultant will spend approximately one business day per week performing his duties and functions under this Agreement during the term of this Agreement. It is understood that the Consultant's time commitment to the Company may vary over time consistent with the needs of the Company and the Consultant agrees to devote such time and attention to the performance and fulfillment of such duties, functions and responsibilities as is necessary to fulfill such duties. Notwithstanding the foregoing, it is specifically understood and agreed that the Consultant may act as a consultant or perform services for other parties other than the Company and therefore will only be required to devote a portion of his time to his services under this Agreement, which will not exceed three business days per week without his consent. The Consultant shall be deemed an independent contractor for all purposes.

         3. Compensation. The Company shall pay the Consultant for his services under this Agreement a consulting fee of $4,500 during the term of this Agreement. The Board of Directors of the Company and the Consultant shall review the consulting fee on an annual basis to determine any increases that the parties shall agree upon. All federal withholding and other employment and income related taxes shall be the responsibility of the Consultant. As additional compensation for his services under this Agreement, the Consultant, upon execution of this Agreement, shall be granted by the Company an option to purchase 30,000 and conditions set forth in the form of Option Agreement attached hereto as Exhibit A which
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is incorporated herein by reference. The Company and the Consultant shall execute and deliver counterparts of the Option Agreement in the form of Exhibit A simultaneously with the execution of this Agreement.

         4. Business Expenses. The Consultant shall be reimbursed by the Company for any out of pocket expenses reasonably paid or incurred by him in connection with the performance of his duties hereunder upon presentation of expense statements or vouchers or such other supporting information reasonably evidencing such expenses.

         5. Term. The term of this Agreement shall commence on the date hereof and terminate on December 31, 1997.

         6. Termination. This Agreement shall terminate upon the first to occur of (i) the expiration of the term hereof, (ii) the death, disability or other incapacity of the Consultant, or (iii) the written consent of both
parties to this Agreement.   For purposes of this Agreement, the "disability or
incapacity" of the Consultant shall occur if, as a result of the Consultant's incapacity due to physical, emotional or mental injury, illness or incapacitation, the Consultant shall have been absent from his services hereunder on a continuous basis for the entire period of six consecutive months.

         7. Limited Liability. With regard to the services to be performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not be liable to the Company, or to anyone who may claim any right due to his relationship with the Company, for any acts or omissions in the performance of said services on the part of the Consultant or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to his willful misconduct or gross negligence. The Company shall hold the Consultant free and harmless from any obligations, costs, claims, judgments, attorneys' fees and attachments arising from or growing out of the services rendered to the Company pursuant to the terms of this Agreement or in any way connected with the rendering of said services, except when the same shall arise due to the willful misconduct or gross negligence of the Consultant, and the Consultant is adjudged to be guilty of willful misconduct or gross negligence by a court of competent jurisdiction.

         8. Confidentiality/Trade Secrets. The Consultant acknowledges that his position with the Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business data and information of the Company. Both during the term of this Agreement and thereafter, the Consultant covenants and agrees as follows:

                 (a) that he shall use his reasonable best efforts and exercise utmost reasonable diligence to protect and safeguard the trade secrets and confidential and proprietary data and information of the Company, including but not limited to its


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         technical data, records, compilations of information, processes, and specifications relating to its properties, assets, customers, suppliers, products and services;

                 (b) that he shall not disclose any of such trade secrets and confidential and proprietary information, except as may be deemed by him to be necessary or desirable for the performance of his duties for the Company; and

                 (c) that he shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

         All files, records, documents, drawings, specifications, memoranda, notes or other documents relating to the business of the Company, whether prepared by the Consultant or otherwise coming into his possession, shall be the exclusive property of the Company and shall be delivered to the Company and not retained by the Consultant upon termination of his employment for any reason whatsoever or at any other time upon request of the Board.

         Notwithstanding the foregoing, the Consultant shall not be required to keep confidential or restrict use of any trade secrets or confidential and proprietary data and information of the Company (i) which he may be required to disclose at the express direction of any authorized government agency, pursuant to a subpoena or other court process, or as otherwise required by any law, rule, regulation or order of any regulatory body, (ii) which has become generally available to the public by means other than by breach of this Agreement, (iii) which was available to the Consultant prior to its disclosure by the Company to the Consultant, (iv) which has become available to the Consultant from a source other than the Company or (v) as to which disclosure or use the Company consents in writing.

         9. Miscellaneous. (a) Notices. Any notice or communication required or permitted hereunder shall be given in writing and shall be (i) sent by first class registered or certified United States mail, postage prepaid,
(ii) sent by overnight or express mail or expedited delivery service, (iii) delivered by hand or (iv) transmitted by wire, telex or telefax, addressed as follows:

         If to the Consultant:             Jack L. Woods
                                           294 North Bay Drive
                                           Bullard, TX 75757
                                           Telephone No.:  (903) 825-2356





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         If to the Company:                Toreador Royalty Corporation
                                           530 Preston Commons West
                                           8117 Preston Road
                                           Dallas, Texas 75225
                                           Attn:  President
                                           Telephone No.:  (214) 369-0080
                                           Fax No.:  (214) 369-3183

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party in accordance herewith. Any such notice or communication shall be deemed to have been given as of the date of first attempted delivery at the address and in the manner provided above.

         10. Successors and Assigns. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that in the event of a merger, consolidation or transfer or sale of all or substantially all of the assets of the Company, this Agreement shall be binding upon the successor to the Company's business and assets.

         11. Interpretation. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural and vice versa.

         12. Severability. Every provision in this Agreement is intended to be severable. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remaining provisions of this Agreement.

         13. Remedies. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

         14. Captions. Any section or paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed a part of the context of this Agreement.

         15. Entire Agreement. This Agreement contains the entire understanding and agreement between the parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties





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hereto relating to the subject matter of this Agreement which are not fully expressed herein or therein.

         16. No Waiver. The failure of any party to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any obligation hereunder.

         17. Amendment. This Agreement may be changed, modified or amended only by an instrument in writing duly executed by all of the parties hereto. Any such amendment shall be effective as of such date as may be determined by the parties hereto.

         18. Choice of Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY TEXAS LAW.

         IN WITNESS WHEREOF, the parties have executed this Agreement or caused the same to be executed by their duly authorized corporate officers, all as of the day and year first above written.



                                        CONSULTANT:




                                        /s/ JACK L. WOODS
                                        ---------------------------------------
                                        Jack L. Woods


                                        COMPANY:

                                        TOREADOR ROYALTY CORPORATION



                                        By: /s/ JOHN MARK MCLAUGHLIN
                                            -----------------------------------
                                            John Mark McLaughlin
                                            Chairman of the Board and President





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